As filed with the Securities and Exchange Commission on October 2, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRAFTECH INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Delaware	06-1385548
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

Brandywine West
1521 Concord Pike
Suite 301
Wilmington, Delaware 19803
(302) 778-8227
(Address,including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See Table of Additional Registrants Below

Karen G. Narwold, Esq.
Vice President, General Counsel, Human Resources & Secretary
GrafTech International Ltd.
Brandywine West
1521 Concord Pike
Suite 301
Wilmington, Delaware 19803
(302) 778-8214

(Name, address, including zip code and telephone number,
including area code, of agent for service)

With a copy to:
M. Ridgway Barker, Esq.
Kelley Drye & Warren LLP
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901
(203) 324-1400

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] (File no. 333-108039)

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)		Amount of Registration Fee (7)
Common Stock, par value $.01 per share (3)	$		$	$		$
Preferred Stock, par value $.01 per share (4)
Debt Securities (4)
Guarantees of Debt Securities (5)
Depositary Shares (4)
Warrants (4) (6)
Total		$27,400,000			$27,400,000		$2,216.66

(1)	An indeterminate principal amount or number of shares of common stock, shares of preferred stock, debt securities, guarantees, depositary shares and warrants to purchase other securities that may from time to time be issued at indeterminate prices are being registered hereunder, but in no event will the aggregate maximum offering price (excluding accrued interest) of all securities sold hereunder exceed $27,400,000. If debt securities are issued with original issue discount, the offering price thereof taking into account such discount (rather than the principal amount thereof) shall be used to determine the aggregate maximum offering price of securities sold hereunder. If securities are issued that are denominated in one or more currencies other than the U.S. dollar, the U.S. dollar equivalent of the offering price thereof at the time of pricing shall be used to determine the aggregate maximum offering price of securities sold hereunder. Any or all securities registered hereunder may be sold separately, together or as units.

(2)	The proposed maximum offering price per unit has been omitted pursuant to General Instruction II.D of Form S-3 and will be determined from time to time by the registrants in connection with the sale of the securities registered hereunder.

(3)	Also includes rights associated with common stock pursuant to the Rights Agreement dated August 7, 1998 between GrafTech International Ltd. and Computershare Investor Services, LLC, as amended.

(4)	Also includes such additional indeterminate principal amount or number of securities registered hereunder as may be issued pursuant to antidilution or variable exercise, conversion or exchange price or rate provisions of securities registered hereunder. No separate consideration will be received for any securities so issued.

(5)	Guarantees of debt securities issued by certain of the registrants may be issued by certain of the other registrants. Pursuant to Rule 457(n), no additional or separate registration fees are payable in respect of the guarantees.

(6)	Includes warrants to purchase any or all of the other securities registered hereunder.

(7)	Pursuant to Rule 457(p), $2,202.50 of filing fees previously paid in connection with a registration statement on Form S-3 (File No. 333-108039) is being applied towards the filing fee in connection with this registration statement.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address, including zip code and telephone number, including area code, of each registrant's principal executive office
GrafTech Finance Inc.	Delaware	62-1808846	Brandywine West
1521 Concord Pike
Suite 301
Wilmington, Delaware 19803
(302) 778-8208

GrafTech Global Enterprises Inc.	Delaware	06-1415602	Brandywine West
1521 Concord Pike
Suite 301
Wilmington, Delaware 19803
(302) 778-8208

UCAR Carbon Company Inc.	Delaware	06-1249029	Brandywine West
1521 Concord Pike
Suite 301
Wilmington, Delaware 19803
(302) 778-8208

UCAR Carbon Technology LLC	Delaware	06-1258220	Brandywine West
1521 Concord Pike
Suite 301
Wilmington, Delaware 19803
(302) 778-8208

UCAR Holdings V Inc.	California	33-0308920	Brandywine West
1521 Concord Pike
Suite 301
Wilmington, Delaware 19803
(302) 778-8208

UCAR Holdings III Inc.	Delaware	06-1415605	Brandywine West
1521 Concord Pike
Suite 301
Wilmington, Delaware 19803
(302) 778-8208

UCAR International Trading Inc.	Delaware	06-1419027	Brandywine West
1521 Concord Pike
Suite 301
Wilmington, Delaware 19803
(302) 778-8208

INCORPORATION BY REFERENCE

        The Registrants hereby incorporate by reference the contents of, and documents incorporated by reference in, the registration statement on Form S-3 (File No. 333-108039), as amended, filed by the Registrants with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, which was declared effective on September 17, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on the 1st day of October, 2003.

GRAFTECH INTERNATIONAL LTD. By: /s/ KAREN G. NARWOLD —————————————————— Name: Karen G. Narwold Title: General Counsel, Human Resources and Secretary Chief Information Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Craig S. Shular	President and Chief Executive Officer and Director (Principal Executive Officer)	October 1, 2003

* Corrado F. De Gasperis	Vice President, Chief Financial Officer and Chief Information Officer (Principal Financial and Accounting Officer)	October 1, 2003

* Gilbert E. Playford	Chairman of the Board	October 1, 2003

* R. Eugene Cartledge	Director	October 1, 2003

* Mary B. Cranston	Director	October 1, 2003

* John R. Hall	Director	October 1, 2003

* Harold E. Layman	Director	October 1, 2003

* Ferrell P. McClean	Director	October 1, 2003

* Michael C. Nahl	Director	October 1, 2003
By: /s/ KAREN G. NARWOLD —————————————————— Karen G. Narwold Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on the 1st day of October, 2003.

GRAFTECH FINANCE INC.
GRAFTECH GLOBAL ENTERPRISES INC.
UCAR CARBON COMPANY INC.
UCAR HOLDINGS III INC.
UCAR INTERNATIONAL TRADING INC.

By: /s/ KAREN G. NARWOLD
       ——————————————————
      Name:  Karen G. Narwold
      Title:    General Counsel, Human Resources
and Secretary

UCAR CARBON TECHNOLOGY LLC By: UCAR CARBON COMPANY INC. its Sole Member By: /s/ KAREN G. NARWOLD —————————————————— Name: Karen G. Narwold Title: General Counsel, Human Resources, Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Craig S. Shular	President and Chief Executive Officer and Director (Principal Executive Officer)	October 1, 2003

* Corrado F. De Gasperis	Vice President, Chief Financial Officer and Chief Information Officer (Principal Financial and Accounting Officer)	October 1, 2003
* Erick R. Asmussen	Director	October 1, 2003

* Karen G. Narwold	Director	October 1, 2003
By: /s/ KAREN G. NARWOLD —————————————————— Karen G. Narwold Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on the 1st day of October, 2003.

UCAR HOLDINGS V INC. By: /s/ SCOTT C. MASON —————————————————— Name: Scott C. Mason Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Scott C. Mason	Chief Executive Officer and Director (Principal Executive Officer)	October 1, 2003

* Corrado F. De Gasperis	Vice President, Chief Financial Officer and Chief Information Officer (Principal Financial and Accounting Officer)	October 1, 2003

* Erick R. Asmussen	Director	October 1, 2003

* Karen G. Narwold	Director	October 1, 2003
By: /s/ KAREN G. NARWOLD —————————————————— Karen G. Narwold Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Kelley Drye & Warren LLP regarding the validity of the securities registered hereunder.
23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP.
23.3	Consent of Deloitte & Touche LLP.